Exhibit 99.1

NEWS RELEASE

Parsley Energy to Participate in the Johnson Rice 2015 Energy Conference

AUSTIN, Texas, September 24, 2015 – Parsley Energy, Inc. (NYSE: PE) (the “Company”) today announced that it will participate in the Johnson Rice 2015 Energy Conference in New Orleans on Tuesday, September 29, during which Bryan Sheffield, Chairman and Chief Executive Officer, is scheduled to make a presentation. Investor slides will be posted in association with this presentation and can be accessed on the Investor Relations section of Parsley’s website at www.parsleyenergy.com.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Vice President, Corporate Strategy & Investor Relations

ir@parsleyenergy.com

(512) 505-5199

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